As filed with the Securities and Exchange Commission on July 16, 2009

Registration Nos. 333-67049

333-101151

333-129613

333-148145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-67049

AND

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-101151

AND

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129613

AND

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-148145

Under

THE SECURITIES ACT OF 1933

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300

Irvine, California 92612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Amended and Restated 1997 Employee Stock Incentive Plan

(Full title of the plan)

James Vagim

Chief Executive Officer

United PanAm Financial Corp.

18191 Von Karman Avenue, Suite 300

Irvine, CA 92612

(949) 224-1917

(Name, address and telephone number of agent for service)

Copy to:

John C. Grosvenor, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

(714) 371-2500

REMOVAL OF SECURITIES FROM REGISTRATION

United PanAm Financial Corp. (the “Company”) filed (i) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 10, 1998, Registration No. 333-67049, registering 2,287,500 shares, (ii) Registration Statement on Form S-8 filed with the Commission on November 12, 2002, Registration No. 333-101151, registering 4,712,500 shares, (iii) Registration Statement on Form S-8 filed with the Commission on November 11, 2005, Registration No. 333-129613, registering 750,000 shares; and (iv) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2007, Registration No. 333-148145, registering 750,000 shares of Common Stock (collectively, the “Prior Registration Statements”) to be offered or sold pursuant to the Company’s 1997 Employee Stock Incentive Program. By filing this Post-Effective Amendment No. 1 to the Prior Registration Statements, the Company hereby removes from registration all of the shares of Common Stock that remain unsold under the Prior Registration Statements as of the date hereof. The Prior Registration Statements are hereby amended, as appropriate, to reflect the removal from registration of such shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on July 16, 2009.

UNITED PANAM FINANCIAL CORP.

By:	/s/ James Vagim
James Vagim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Prior Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GUILLERMO BRON Guillermo Bron	Chairman of the Board	July 16, 2009

/S/ JAMES VAGIM James Vagim	Chief Executive Officer, President and Director (Principal Executive Officer)	July 16, 2009

/S/ JAMES VAGIM James Vagim	Acting Chief Financial Officer (Principal Financial Officer)	July 16, 2009

/S/ GILES H. BATEMAN Giles H. Bateman	Lead Director	July 16, 2009

/S/ PRESTON GATES Preston Gates	Director	July 16, 2009

/S/ MITCHELL G. LYNN Mitchell G. Lynn	Director	July 16, 2009

/S/ LUIS MAIZEL Luis Maizel	Director	July 16, 2009

3